Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of FirstEnergy Transmission, LLC, a Delaware limited liability company (the “Company”), hereby constitutes and appoints James A. Arcuri, Associate General Counsel, as the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-4 relating to the registration of senior notes of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorney and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 8th day of October, 2024.

/s/ Mark D. Mroczynski	/s/ K. Jon Taylor
Mark D. Mroczynski President (Principal Executive Officer)	K. Jon Taylor Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Natalie Hadad	/s/ Jason J. Lisowski
Natalie Hadad Director	Jason J. Lisowski Vice President and Controller (Principal Accounting Officer) and Director

/s/ Jeff Rosenthal	/s/ Wade Smith
Jeff Rosenthal Director	Wade Smith Director

/s/ Toby Thomas
Toby Thomas Director